UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

Monster Offers

(Exact name of registrant as specified in its charter)

Commission File Number: 6000-53266

Nevada	26-1548306
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

PO Box 1092, Bonsall, CA	920039
(Address of principal executive offices)	(Zip Code)

(760) 208-4905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 26, 2012, Monster Offers (the “Company”) agreed to issue 2,400,000 shares of its unregistered common stock to Mr. Wayne Irving, 248 West Avenida Palizada, Unit #9, San Clemente, CA 92673; and 300,000 unregistered restricted common shares to Mr. Jeff Keller in exchange paying-off $94,621 in outstanding company debt. The source of the funds to pay off this debt came from personal funds held for investment purposes.

The shares will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Messrs. Irving and Keller are financially sophisticated individuals. Before they received these unregistered securities, they were known to us and our management, through pre-existing business relationships, as a long standing business associate. We did not engage in any form of general solicitation or general advertising in connection with this transactions. Messrs. Irving and Keller were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. Messrs. Irving and Keller acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

On April 20, 2012, the Company issued 5,000 unregistered restricted shares of its common stock to Jeffrey Weiss, an individual, in exchange for consulting services to be rendered to the Company. The shares will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. Mr. Weiss was provided access to all material information, which he requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. Mr. Weiss was known to us and our management, through pre-existing business relationships, as a long standing business associate. Mr. Weiss acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. He understood the ramifications of his actions. The shares of common stock issued will contain a legend restricting transferability absent registration or applicable exemption.

Item 5.01. Changes in Control of Registrant.

Monster Offers on April 26, 2012, underwent a change of control of ownership. When Mr. Wayne Irving acquired 2,400,000 unregistered restricted shares, he acquired 81.8% ownership in the issued and outstanding shares of the Company. When Jeff Keller; acquired 300,000 unregistered restricted shares, he acquired 10.2% ownership in the issued and outstanding shares of the Company.

The Company has 2,915,540 common shares issued and outstanding. The new ownership of 2,700,000 unregistered restricted shares represents approximately 92% ownership in the Company.

With the change of ownership control, Mr. Paul Gain has agreed to maintain his positions as sole officer and director of the Company.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on April 26, 2012 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after April 26, 2012 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Monster Offers common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares of Common Stock (1)

Paul Gain (2)	49,000	1.7%
Wayne Irving (3)	2,400,000	81.8%
Jeff Keller(4)	300,000	10.2%

All Directors and Officers as a Group	49,000	1.7%

1) Percent of Class based on 2,931,757 shares.

2) Paul Gain, President & Chairman of Monster Offers, P.O. Box 1092, Bonsall, CA 92003.

3) Wayne Irving, shareholder, 248 West Avenida Palizada, Unit #9, San Clemente, CA 92673.

4) Jeff Keller, shareholder, 731 South Hwy 101 Suite 10, Solana Beach, CA 92075

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.13	Consulting Agreement with Jeffrey Weiss, dated April 9, 2012	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Monster Offers
Registrant

Date: April 27, 2012	By:/s/ Paul Gain
Paul Gain Chairman & President